                                                                   Exhibit 23(b)



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-8) pertaining to the McDonald's Corporation 2001 Omnibus Stock Ownership Plan, McDonald's Corporation 1992 Stock Ownership Incentive Plan and McDonald's Corporation 1975 Stock Ownership Option Plan and to the incorporation by reference therein of our report dated January 24, 2001, with respect to the consolidated financial statements of McDonald's Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP



Chicago, Illinois
October 16, 2001